UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 1, 2015

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THERMON GROUP HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

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Delaware	001-35159	27-2228185
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Thermon Drive San Marcos, Texas	78666
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 396-5801

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 1, 2015, George Alexander entered into a new employment agreement with Thermon Holding Corp. (the “Company”), a direct subsidiary of Thermon Group Holdings, Inc., as described below. Mr. Alexander was a party to a previous employment agreement, pursuant to which the initial term expired on March 31, 2015.

Mr. Alexander previously served as the Company's Executive Vice President, Global Sales and Marketing. Pursuant to his new employment agreement, Mr. Alexander will serve as Special Advisor to the President and Chief Executive Officer. The employment agreement provides for a one-year term beginning on April 1, 2015 and ending March 31, 2016. The agreement provides for a base salary of $312,966.16. Mr. Alexander is not eligible to participate in the Company's annual short-term incentive program or additional long-term incentive awards with respect to his service on or April 1, 2015.

Mr. Alexander's continued service to the Company following the end of the term shall be on the basis of an independent contractor and Mr. Alexander shall only be paid for actual service performed on an as needed basis. Such continued service shall be subject to the terms and conditions of a subsequent consulting agreement to be mutually agreed upon by Mr. Alexander and the Company.

Should Mr. Alexander's employment terminate prior to the end of the term for any reason other than the Company without cause or by reason of death or disability, then the Company shall pay Mr. Alexander any earned but unpaid base salary, accrued but unpaid benefits and unreimbursed business expenses.

Should Mr. Alexander's employment terminate prior to the end of the term by the Company without Cause or by death or disability, the Company shall pay Mr. Alexander or Mr. Alexander's estate any earned but unpaid base salary, accrued but unpaid benefits, unreimbursed business expenses and Mr. Alexander's regular base salary in equal installments in accordance with the Company's normal payroll practice for the remainder of the term.

Mr. Alexander's outstanding equity award agreements will continue to vest in accordance with the terms and conditions of the original award agreements and the Thermon Group Holdings, Inc. 2011 Long-Term Incentive Plan, so long as Mr. Alexander remains employed by the Company and subject to his continued service as an independent contractor following the end of the term.

A copy of the employment agreement between the Company and Mr. Alexander is attached hereto as Exhibit 10.1. The foregoing description of the material terms of the employment agreement is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference. A copy of the press release distributed by the Company on April 1, 2015 is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

10.1	Third Amended and Restated Employment Agreement, effective as of April 1, 2015 between George Alexander and Thermon Holding Corp.
99.1	Press Release issued by Thermon on April 1, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2015	THERMON GROUP HOLDINGS, INC.
	By:	/s/	Jay Peterson
	Name:		Jay Peterson
	Title:		Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibit

10.1	Third Amended and Restated Employment Agreement, effective as of April 1, 2015 between George Alexander and Thermon Holding Corp.
99.1	Press Release issued by Thermon on April 1, 2015.